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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS EMPLOYMENT AGREEMENT, dated as of December 1, 1999, between Royster-Clark, Inc., a Delaware corporation (the "Company"), and Paul
                                                            -------
Murphy ("Executive").
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                                   Background
                                   ----------

                  The Company wishes to retain the services of Executive to assist in the management of the Company and its subsidiaries.

                                      Terms
                                      -----

                  In consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

                   1. Position. During the term of Executive's employment with
                      --------
the Company hereunder, Executive shall serve as Managing Director-Financial Planning and may also serve as an officer of the Company's subsidiaries. Executive shall perform such duties of an executive nature as shall be directed by the Chief Executive Officer.

                   Executive shall diligently devote Executive's entire business skill, time and effort to Executive's employment hereunder; provided, however, that Executive shall be entitled annually to vacation and sick leave pursuant to policies adopted by the Company from time to time for executive officers of the Company. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Executive's obligations hereunder, Executive may (a) serve as a director or trustee of any charitable or non-profit entity and of not more than two for profit business corporations so long as such entities are not, directly or indirectly in competition with the Company or any entity directly or indirectly controlling, controlled by or under common control with the Company and its direct and indirect subsidiaries (an "Affiliate");
                                                               ---------
(b) deliver lectures, fulfill speaking engagements and teach at educational institutions; and (c) acquire solely as an investment any securities of any entity so long as (i) Executive remains a passive investor in such entity and
(ii) does not own directly or indirectly more than 2% of any class of securities of a publicly traded company.

                   2. Term of Employment. The Executive's term of employment
                      ------------------
will begin on the date this contract is executed and will continue for a period of 53 months. This period will be called the Employment Term. After the completion of the Employment Term, Executive's employment will continue for successive 12 month periods, (each to be called an Extended Employment Term) unless written notice of termination is given by either party to the other 180 days in advance of the then current termination date, unless employment is terminated sooner as provided later in this contract.

                   3. Compensation. As compensation for the services
                      ------------
contemplated hereunder, Executive shall receive from the Company during the Employment Term and each Extended Employment Term a base salary equal to $115,000 per annum to be paid in accordance with the

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Company's normal payroll policies for its officers. Such salary rate shall be subject to annual merit reviews by the Chief Executive Officer of the Company (such salary as adjusted from time to time being the "Base Salary"). The Base
                                                      -----------
Salary (including any increases thereto) shall not be decreased during the Employment Term or any Extended Employment Term.

                   4. Other Payment; Bonus. In addition to the compensation
                      --------------------
provided to Executive in Section 3, Executive shall be entitled to participate,
                         ---------
during the Employment Term and each Extended Employment Term, in an annual performance bonus plan to be established by the Company and/or executive incentive programs to determined from time to time by the Company. Executive shall be entitled to participate in equity incentive programs established by the Company and Royster-Clark Group, Inc., including, but not limited to, the 1999 Restricted Stock and Stock Option Plan, provided that any allocations to Executive and the terms of any grants thereunder shall be as determined by the Board of Directors.

                   5. Executive Benefits. Executive shall be entitled to
                      ------------------
participate, during the Employment Term and each Extended Employment Term, in all medical benefit plans, hospitalization plans, group life insurance, long term disability or other Executive welfare benefit plans (collectively, the "Group Insurance Plans") and any pension plans (including any supplemental
 ---------------------
executive retirement plans) that may be provided by the Company or its subsidiaries to senior executive officers from time to time during the Employment Term or Extended Employment Term, as the case may be.

                   6. Expenses. The Company shall pay or reimburse Executive for
                      --------
any expenses reasonably incurred by Executive in furtherance of Executive's duties hereunder, including, but not limited to, reasonable expenses for traveling, meals and hotel accommodations, and business related entertainment upon submission by Executive of appropriate documentation thereof, all so prepared in compliance with such policies and procedures relating thereto as the Company may from time to time adopt.

                   7. Termination.
                      -----------

                   a) For Cause or Without Cause. The Board of Directors may
                      --------------------------
terminate this Agreement and (except as provided below) all of the Company's obligations hereunder, either for "Cause" or "Without Cause." Such termination shall be effected by notice thereof delivered by the Company to Executive, and shall be effective as of the date of such notice. In the event that Executive is terminated for Cause, Executive shall be entitled to receive all Base Salary earned and accrued to the date of termination, but all other rights of Executive hereunder shall terminate as of the effective date of Executive's termination, except as otherwise provided by law.

                   In the event that Executive is terminated by the Company Without Cause or Executive resigns with Good Reason, and for so long as Executive complies with the provisions of Sections 8 and 9, Executive shall be
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entitled (i) to receive all payments due as Base Salary during the remainder of the Employment Term or the then current Extended Employment Term (as applicable), as and when the same would have otherwise been payable had Executive not been terminated, (such term, the "Continuation Period"), (ii) to
                                                -------------------
receive any Performance Bonus for

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the year in which Executive is terminated or resigns which shall be payable at the time such bonus would have otherwise been payable had Executive not been terminated or resigned, and (iii) to continue to participate at the Company's expense in the Group Insurance Plans during the Continuation Period.

                   As used herein, (i) "Cause" means (A) the willful and
                                        -----
continued failure by Executive to perform Executive's duties hereunder (in the good faith determination of the Board of Directors) (other than any such failure resulting from the termination of Executive's employment for death, Total Disability (as hereinafter defined) or Good Reason), after written notice of such failure has been given by the Board of Directors, and which failure has not been corrected within the 30-day period after written notice has been given; (B) the willful commission by Executive of acts that, in the good faith determination of the Board of Directors, are dishonest and demonstrably and materially injurious to the Company, monetarily or otherwise; (C) Executive's conviction of a felony; (D) the failure by Executive to perform Executive's duties hereunder (other than any such failure resulting from the termination of Executive's employment for death, Total Disability (as hereinafter defined) at a satisfactory level as determined by a majority of the members of the Board of Directors in good faith, which failure has not been corrected within the 90-day period after written notice has been given; or (E) a breach of any of the covenants set forth in Sections 8 and 9 of this Agreement; (ii) "Without Cause"
                       ----------     -                          -------------
means any termination of Executive other than (i) by the Company for Cause, (ii) by reason of Executive's resignation, and (iii) by Total Disability or death, except that "Without Cause" shall include resignation by Executive for Good Reason; and (iii) "Good Reason" means the failure of the Company to pay
                   -----------
Executive the compensation or the Company to provide other material benefits as specified in Sections 3, 4, 5 and 6 of this Agreement during the Employment Term or the Extended Employment Term, as the case may be, which situation has not been cured to Executive's reasonable satisfaction within 30 days after notice thereof is given to the Board of Directors.

                   b) Resignation of Executive. In the event that Executive
                      ------------------------
resigns (except in the case of resignation due to Total Disability or for Good Reason) during the Employment Term or any Extended Employment Term, Executive shall be entitled to receive all Base Salary earned and accrued to the date of resignation, but all other rights of Executive hereunder shall terminate as of the date of Executive's resignation, except as otherwise provided by law.

                   c) Executive's Total Disability. As used herein, "Total
                                                                     -----
Disability" shall mean any physical or mental ailment or incapacity as
----------
determined in good faith by the Board of Directors which prevents the Executive from performing the duties incident to the Executive's employment hereunder at the level expected of such Executive by the Board of Directors, which has continued for a period of either (i) ninety (90) consecutive days in any 12-month period or (ii) one hundred eighty (180) total days in any 12-month period, and which is expected to be of permanent duration. Executive shall permit a licensed and board certified physician designated by the Company and reasonably acceptable to Executive to examine Executive from time to time prior to Executive's being determined to be Totally Disabled, to enable the Board of Directors to determine whether Executive has


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suffered a Total Disability hereunder. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that Executive has suffered a Total Disability prior to the 90th consecutive day referred to in clause
(i) above and terminate Executive by reason of Total Disability, at which time Executive would be considered for purposes of this Agreement and this
Section 7(c) to have been terminated due to Total Disability. In the event
------------
Executive is terminated by reason of Total Disability, Executive will receive base salary and bonus payments as if terminated without cause.

                   d) Death. In the event that Executive dies during the
                      -----
Employment Term, Executive's estate shall be entitled to receive (i) all Base Salary earned and accrued to the date of death and (ii) any Performance Bonus for the year in which Executive dies which shall be payable at the time such bonus would otherwise have been payable, but all other rights of Executive hereunder shall terminate as of the date of Executive's termination due to death, except as otherwise provided by law.

             8.       Protection of Confidential Information.
                      --------------------------------------

                   a) Covenant. Executive acknowledges that Executive's
                      --------
employment by the Company will, throughout the term of this Agreement, bring him into close contact with many confidential affairs of the Company and its Affiliates, including information concerning the Company's finances and operating results, its markets, key personnel, operational methods and other business affairs and methods, technical data, computer software and other proprietary intellectual property, other information not readily available to the public, and plans for future developments relating thereto. Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, Executive covenants and agrees that Executive shall, and shall cause his representatives and agents to, keep confidential and not disclose to any other person (other than his legal and financial advisors and accountants) or use for their own benefit or the benefit of any other person, any information regarding the business and affairs of the Company or any of its subsidiaries or affiliates. Executive's obligations hereunder shall not apply to information which: (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 8; (ii) was
                                                      ---------
otherwise available to Executive on a non-confidential basis; or (iii) is required to be disclosed by law, order or regulation of a court or tribunal or government or disclosures necessary to implement the provisions of this Agreement; provided, however, that, in the case of clause (iii) above, Executive shall provide the Company as much advance notice of the possibility of such disclosure as practical so the Company may attempt to stop such disclosure or obtain a protective order concerning such disclosure.

                   b) Specific Remedy. If Executive commits a breach of any of
                      ---------------
the provisions of Section 8(a), the Company and its Affiliates shall have the
                  ------------
right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its Affiliates and that money damages will not provide an adequate remedy to the Company and its Affiliates.

             9.       Covenant Not to Compete and Non-Interference.
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                   a) Covenant. In consideration of the benefits of this
                      --------
Agreement to Executive and in order to induce the Company to enter into this Agreement, Executive hereby covenants and agrees that during any period that he is receiving compensation from the Company pursuant to paragraphs 3, 4 and/or 7 of this Agreement or for a period that is one (1) year after the cessation of Executive's employment by the Company, whichever is longer, Executive shall not, without the prior written consent of the Company, and shall cause any employee or Affiliate not to, directly or indirectly, as an employee, partner, stockholder, director, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control of any business or entity in the United States of America which engages in a substantially similar business or line of businesses as those conducted by the Company or any of its direct or indirect subsidiaries for which Executive worked or served at the time of the termination of the Initial Employment Term or Extended Employment Term, provided, however, that nothing herein shall prohibit Executive from owning not more than 2% of any class of securities of a publicly traded entity in any business or entity

                   b) During any period that he is receiving compensation from the Company pursuant to paragraphs 3, 4 and/or 7 of this Agreement or for a period one (1) year after the cessation of Executive's employment by the Company whichever is longer, Executive shall not, without prior written approval of the Company, directly or indirectly, solicit for employment any current employee of the Company or any of their subsidiaries, provided, however, that the foregoing shall not prevent Executive, or any of his Affiliates from hiring any such person: (i) who contacts Executive or his Affiliates on his or her own initiative without solicitation from any of Executive or his Affiliates, (ii) in connection with general employment advertisements published in magazines, journals, newspapers and other publications that are not targeted at the Company or any of their employees, or (iii) who has been terminated by the Company prior to any such solicitation.

                   c) Executive acknowledges that given the nature of the business of the Company the covenants contained in this Section 9 contain
                                                        ---------
reasonable limitations as to time, geographic area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve for the benefit of the goodwill of the Company and to protect the legitimate business interests of the Company. If, however, this Section 9 is
                                                                ---------
determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court and in such action.

                   d) Specific Remedy. Executive agrees that the Company's remedies at law for any breach or threat of breach by Executive of the provisions of this Section 9 will be inadequate, and that the Company shall be
                   ---------
entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 9 and to enforce specifically the terms and provisions hereof,
        ---------
in addition to any other remedy to which the Company may be entitled at law or equity. In the event of litigation regarding this Section 9, the prevailing
                                                  ---------
party in such litigation shall, in

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addition to any other remedies that prevailing party may obtain in such litigation, be entitled to recover from the other party all reasonable legal fees and out-of-pocket expenses incurred by such party in enforcing or defending its rights hereunder.



                   10. Independence, Severability and Non-Exclusivity. Each of
                       ----------------------------------------------
the rights and remedies enumerated in Sections 8(b) and 9(d) shall be
                                      -------------     ----
independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Company or its Affiliates under the law or in equity. If any of the provisions contained in Sections 8 or 9 or if any of the
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rights or remedies enumerated in Sections 8 or 9 is hereafter construed to be
                                 ----------    -
invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or rights or remedies, which shall be given full effect without regard to the invalid portions. If the courts of any one or more jurisdictions shall hold all or any part of such provisions wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination shall not bar or in any way affect the Company's or their Affiliates' right to relief in the court of any other jurisdiction as to failures to observe such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction, being, for this purpose, severable into diverse and independent provisions. If any of the provisions contained in Sections 8 or 9 is held to be unenforceable because of the duration
             ----------    -
of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form such provision shall then be enforceable.

                   11. Assignment of Executive Benefits; Successors and Assigns.
                       --------------------------------------------------------
Absent the prior written consent of the Company, and subject to the laws of descent and distribution, Executive shall have no right to exchange, convert, encumber or dispose of the rights of Executive to receive benefits and payments under this Agreement, which payments, benefits and rights thereto are non-assignable and non-transferable. This Agreement shall inure to the benefit of and shall be binding upon the Company and Executive and, subject to the preceding sentence, their respective heirs, executors, personal representatives, successors and assigns. Nothing in this Section 11, however, shall prevent
                                        ----------
Executive from making assignments or transfers for purposes of personal estate planning.

                   12. Notices. All notices hereunder shall be given in writing
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by personal delivery or by registered or certified mail addressed to the Company at its principal place of business and to Executive at Executive's residence address as then listed in the Company's records.

                   13. Arbitration. Any controversy or claim arising out of or
                       -----------
relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York unless another location shall be mutually agreed to by the parties at the time of arbitration.

                   14. General.
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                   a) Governing Law. This Agreement shall be governed by, and
                      -------------
construed and enforced in accordance with, the laws of the state of New York without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

                   b) Captions. The section headings contained herein are for
                      --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                   c) Entire Agreement. This Agreement sets forth the entire
                      ----------------
agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

                   d) No Other Representations. No representation, promise or
                      ------------------------
inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                   e) Amendments; Waivers. This Agreement may be amended,
                      -------------------
modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

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                   IN WITNESS WHEREOF, the parties hereto have executed this
Employment Agreement as of the date first set forth above.


                                   ROYSTER-CLARK GROUP, INC.
                                   For the purpose of Section 4


                                   By:    /s/ G. Kenneth Moshenek
                                       ----------------------------------------
                                       Name:  G. Kenneth Moshenek
                                       Title: President & Chief Operating
                                              Officer



                                   ROYSTER-CLARK, INC.

                                   By:    /s/ G. Kenneth Moshenek
                                       ----------------------------------------
                                       Name:  G. Kenneth Moshenek
                                       Title: President & Chief Operating
                                              Officer

                                   Paul Murphy

                                          /s/ Paul Murphy
                                     ------------------------------------------.
                                              Paul Murphy


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